UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2016

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 South Wacker Drive, 12th Floor Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K (the “Original Filing”) of Hyatt Hotels Corporation (the “Company”) filed with the Securities and Exchange Commission on August 22, 2016. The Company is filing this Amendment to correct an administrative error with the total number of authorized shares of the Company upon filing a Certificate of Retirement with the Secretary of State of the State of Delaware on August 22, 2016. Upon filing of the Certificate of Retirement, the total number of authorized shares of the Company was 1,449,741,738, consisting of 1,000,000,000 shares designated Class A Common Stock, par value $0.01 per share, 439,741,738 shares designated Class B Common Stock, par value $0.01 per share, and 10,000,000 shares designated Preferred Stock, $0.01 par value per share. Except as described herein, this Amendment does not modify or update any other information contained in the Original Filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: August 23, 2016	By:	/s/ Rena Hozore Reiss
Name: Rena Hozore Reiss
Title: Executive Vice President, General Counsel and Secretary